UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014 American Electric Technologies, Inc. (the “Company”) appointed William C. “Bill” Miller as Chief Operating Officer of the Company’s principal subsidiary, M&I Electric. Mr. Miller, age 55, was employed by Eaton Corporation (NYSE:ETN) from August 2001 to August 2014 as Global Marketing Director from June 2009 to August 2014, Business Unit Manager- Medium Voltage Components from February 2006 to June 2009 and Plant Manager from August 2001 to February 2006.

Mr. Miller is employed pursuant to an agreement a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.2 and incorporated by reference herein. The summary of Mr. Miller’s employment agreement is qualified in its entirety by reference to the employment agreement filed as Exhibit 10.1 herein.

Item 8.01	Other Events.

On September 2, 2014 the Company issued a press release announcing the appointment of William C. “Bill” Miller as Chief Operating Officer of M&I Electric. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Agreement with William C. “Bill” Miller.*

99.1	Press release dated September 2, 2014 announcing the appointment of William C. “Bill” Miller as Chief Operating Officer of M&I Electric.

99.2	Summary of William C. “Bill” Miller employment agreement.*

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: September 8, 2014	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement with William C. “Bill” Miller.*

99.1	Press release dated September 2, 2014 announcing the appointment of William C. “Bill” Miller as Chief Operating Officer of M&I Electric.

99.2	Summary of William C. “Bill” Miller employment agreement.*

*	Indicates a management contract or compensatory plan or arrangement.